Exhibit 99.01

Results of voting at the Annual Meeting of FNB Bancorp shareholders held on June 11, 2013

Election of Nine Directors	Votes For	Votes Withheld	Broker Non-votes
Lisa Angelot	2,468,833	9,306	617,228
Thomas C. McGraw	2,465,509	12,570	617,228
Thomas G. Atwood, D.D.S.	2,452,267	25,872	617,228
Ronald R. Barels, D.D.S.	2,463,473	14,666	617,228
Merrie Turner Lightner	2,461,054	17,085	617,228
Michael Pacelli	2,463,473	14,666	617,228
Edward J. Watson	1,890,681	587,458	617,228
Jim D. Black	1,890,681	587,458	617,228
Anthony J. Clifford	1,890,681	587,458	617,228

Advisory Vote on Executive Compensation	Votes For	Against	Abstain	Broker Non-votes
	1,830,078	596,705	51,356	617,228

Advisory Vote on the Frequency of the Future “Say on Pay” votes	One year	Two years	Three years	Abstain	Broker Non-votes
	1,314,223	24,961	1,058,570	80,385	617,228

Ratify Appointment of Moss Adams LLP as independent auditors for 2013 (approved)	Votes For	Against	Abstain	Broker Non-votes
	3,055,718	19,450	20,199	0